Exhibit 99.1

Contact:

Jeff Hall, Chief Financial Officer

David Myers, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Reports Third Quarter Results

Reaffirms 2011 Earnings Guidance

ST. LOUIS, October 25, 2011 — Express Scripts, Inc. (Nasdaq: ESRX) announced third quarter 2011 net income from continuing operations of $324.7 million, or $0.66 per diluted share. Adjusted earnings per share, as detailed in Table 4 was $0.79 per diluted share for the third quarter, representing a 22% increase over last year.

“Our third quarter results reflect the continued execution of our business model and the value of fully aligning with clients,” stated George Paz, chief executive officer and chairman. “We continue to invest robustly for the future, maintaining our focus on innovation, service and achieving optimal health outcomes. We are confident that these investments will create value for plan sponsors and patients and will continue to drive growth in shareholder value.”

Third Quarter 2011 Review (Data reflected on an adjusted basis. See Tables 2 and 3)

•	Adjusted claims of 184.8 million, down 1% from third quarter 2010

•	Gross profit of $864.3 million, up 7% from third quarter 2010

•	Gross profit margin of 7.5%, up from 7.2% in third quarter 2010

•	EBITDA of $686.7 million, up 11% from third quarter 2010

•	EBITDA per adjusted claim of $3.72, up 13% from third quarter 2010

•	Cash flow from operations of $956.8 million, up 143% from third quarter 2010

Guidance

The Company reaffirms its 2011 adjusted earnings per share guidance of $2.95 to $3.05 which excludes items as detailed in Table 5.

Due to the pending acquisition of Medco Health Solutions, Inc., items related to integration planning and the continued expectation that the transaction will close in the first half of next year, the Company is not providing stand-alone 2012 guidance at this time. The Company will provide combined 2012 guidance after the transaction closes. However, the Company is providing the following regarding 2012:

•	The Company expects claims utilization and in-group attrition to be consistent with current year levels.

•	The Company expects client retention, based on prescription volume, to be greater than 97%.

•	In addition, the Company is receiving strong support from clients and expects greater than 95% of its clients’ prescription volume will move forward into 2012 without Walgreens as a network provider.

•	As a result of the preceding factors and sales activity to date, which includes three new signature wins, the Company expects claims growth to be in a range of 0% to 2%.

•

As previously stated, the Company expects the Medco acquisition will be slightly accretive to EPS (excluding integration and deal-related costs and charges) in the first full year after closing and moderately accretive once fully integrated.

About Express Scripts

Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.

SAFE HARBOR STATEMENT

This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

STANDARD OPERATING FACTORS

•

Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

•	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

•

Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

•	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

•	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

•

A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

•	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

•	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

•

The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

•	Changes in industry pricing benchmarks;

•

Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

•	Our failure to execute on, or other issues arising under, certain key client contracts;

•

The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;

TRANSACTION-RELATED FACTORS

•	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the mergers with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

•	The ability to obtain governmental approvals of the mergers;

•	Uncertainty as to the market value of Express Scripts merger consideration to be paid and the stock component of the Medco merger consideration;

•

Failure to realize the anticipated benefits of the mergers, including as a result of a delay in completing the mergers or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

•	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

•	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

•	The expected amount and timing of cost savings and operating synergies; and

•	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the mergers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of

Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:

Mackenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2011	2010	2011	2010
Revenues(1)	$11,571.0	$11,251.8	$34,026.9	$33,679.0
Cost of revenues (1)	10,735.2	10,487.7	31,661.5	31,494.2

Gross profit	835.8	764.1	2,365.4	2,184.8
Selling, general and administrative	230.7	236.1	628.6	671.8

Operating income	605.1	528.0	1,736.8	1,513.0

Other (expense) income:
Interest income	5.9	2.2	7.8	4.4
Interest expense and other	(94.3)	(42.2)	(184.3)	(127.0)

	(88.4)	(40.0)	(176.5)	(122.6)

Income before income taxes	516.7	488.0	1,560.3	1,390.4
Provision for income taxes	192.0	180.9	574.9	515.4

Net income from continuing operations	324.7	307.1	985.4	875.0
Net loss from discontinued operations, net of tax	—	(5.6)	—	(23.4)

Net income	$324.7	$301.5	$985.4	$851.6

Weighted average number of common shares outstanding during the period:
Basic	487.2	531.7	506.1	541.9
Diluted	490.8	537.0	510.3	547.5

Basic earnings (loss) per share:
Continuing operations	$0.67	$0.58	$1.95	$1.61
Discontinued operations	—	(0.01)	—	(0.04)
Net earnings	0.67	0.57	1.95	1.57

Diluted earnings (loss) per share:
Continuing operations	$0.66	$0.57	$1.93	$1.60
Discontinued operations	—	(0.01)	—	(0.04)
Net earnings	0.66	0.56	1.93	1.56

(1)

Includes retail pharmacy co-payments of $1,390.4 million and $1,478.5 million for the three months ended September 30, 2011 and 2010, respectively and $4,374.0 million and $4,688.4 million for the nine months ended September 30, 2011 and 2010, respectively.

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Balance Sheet

(in millions, except share data)	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$1,062.6	$523.7
Restricted cash and investments	19.9	16.3
Receivables, net	1,770.7	1,720.9
Inventories	340.2	382.4
Deferred taxes	45.0	86.0
Prepaid expenses	42.7	177.6
Other current assets	25.3	34.4

Total current assets	3,306.4	2,941.3
Property and equipment, net	388.8	372.7
Goodwill	5,485.4	5,486.2
Other intangible assets, net	1,665.8	1,725.0
Other assets	25.3	32.6

Total assets	$10,871.7	$10,557.8

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,710.9	$2,666.5
Accounts payable	744.3	656.7
Accrued expenses	688.6	593.9
Current maturities of long-term debt	999.9	0.1

Total current liabilities	5,143.7	3,917.2
Long-term debt	2,989.3	2,493.7
Other liabilities	574.0	540.3

Total liabilities	8,707.0	6,951.2

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,622,000 and 690,231,000, respectively; shares outstanding: 486,508,000 and 528,069,000, respectively	6.9	6.9
Additional paid-in capital	2,422.5	2,354.4
Accumulated other comprehensive income	15.6	19.8
Retained earnings	6,355.2	5,369.8

	8,800.2	7,750.9

Common stock in treasury at cost, 204,114,000 and 162,162,000 shares, respectively	(6,635.5)	(4,144.3)

Total stockholders’ equity	2,164.7	3,606.6

Total liabilities and stockholders’ equity	$10,871.7	$10,557.8

EXPRESS SCRIPTS, INC.

Unaudited Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(in millions)	2011	2010
Cash flows from operating activities:
Net income	$985.4	$851.6
Net loss from discontinued operations, net of tax	—	23.4

Net income from continuing operations	985.4	875.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	187.5	180.9
Non-cash adjustments to net income	152.9	140.7
Deferred financing fees	44.9	4.1
Changes in operating assets and liabilities:
Accounts receivable	(58.1)	706.6
Claims and rebates payable	44.4	(253.2)
Other net changes in operating assets and liabilities	302.9	175.6

Net cash provided by operating activities — continuing operations	1,659.9	1,829.7
Net cash provided by operating activities — discontinued operations	—	12.3

Net cash flows provided by operating activities	1,659.9	1,842.0

Cash flows from investing activities:
Purchases of property and equipment	(98.1)	(84.6)
Other	8.5	5.8

Net cash used in investing activities - continuing operations	(89.6)	(78.8)
Net cash used in investing activities - discontinued operations	—	(0.8)

Net cash used in investing activities	(89.6)	(79.6)

Cash flows from financing activities:
Treasury stock acquired	(2,515.7)	(1,276.2)
Proceeds from long-term debt, net of discounts	1,494.0	—
Deferred financing fees	(62.7)	(3.9)
Net proceeds from employee stock plans	28.9	19.3
Tax benefit relating to employee stock compensation	27.3	32.9
Repayment of long-term debt	(0.1)	(1,340.1)

Net cash used in financing activities	(1,028.3)	(2,568.0)

Effect of foreign currency translation adjustment	(3.1)	2.7

Net increase (decrease) in cash and cash equivalents	538.9	(802.9)
Cash and cash equivalents at beginning of period	523.7	1,070.4

Cash and cash equivalents at end of period	$1,062.6	$267.5

Table 1

Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Claims Volume
Network	147.2	148.9	444.0	448.9
Home Delivery & Specialty (1)	13.3	13.6	39.9	40.5

Total claims	160.5	162.5	483.9	489.4

Total adjusted claims(2)	184.8	186.9	556.6	562.6

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$85.5	$85.5
Cost of revenues depreciation	9.6	10.3	31.2	28.2
Selling, general and administrative depreciation	13.1	12.7	40.3	36.7
Selling, general and administrative amortization	10.1	10.2	30.5	30.5

Total D&A	$61.3	$61.7	$187.5	$180.9

Generic Fill Rate
Network	75.3%	73.3%	75.2%	72.4%
Home Delivery	63.0%	60.5%	62.5%	60.0%
Overall	74.1%	72.1%	74.0%	71.2%

Note: See Appendix for footnotes.

Table 2

Calculation of Adjusted Gross Profit and SG&A

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Gross profit, as reported	$835.8	$764.1	$2,365.4	$2,184.8
Amortization of NextRx-related intangible assets (3)	28.5	28.5	85.5	85.5
Non-recurring NextRx integration-related costs (4)	—	15.1	—	62.7
Non-recurring benefit related to client contract amendment (5)	—	—	—	(30.0)

Adjusted gross profit	$864.3	$807.7	$2,450.9	$2,303.0

Selling, general and administrative expenses, as reported	$230.7	$236.1	$628.6	$671.8
Amortization of legacy intangible assets (6)	8.5	8.6	25.7	25.7
Amortization of NextRx-related intangible assets (3)	1.6	1.6	4.8	4.8
Non-recurring Medco transaction-related costs (7)	20.3	—	20.3	—
Non-recurring NextRx integration-related costs (4)	—	12.3	—	22.7

Adjusted selling, general and administrative expenses	$200.3	$213.6	$577.8	$618.6

Note: See Appendix for footnotes.

The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3

EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations to EBITDA(8) from continuing operations. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income from continuing operations, as reported	$324.7	$307.1	$985.4	$875.0
Provision for income taxes	192.0	180.9	574.9	515.4
Depreciation and amortization	61.3	61.7	187.5	180.9
Interest expense, net	88.4	40.0	176.5	122.6

EBITDA from continuing operations, as reported	666.4	589.7	1,924.3	1,693.9
Non-recurring Medco transaction-related costs (7)	20.3	—	20.3	—
Non-recurring NextRx integration-related costs (4)	—	27.4	—	85.4
Non-recurring benefit related to client contract amendment (5)	—	—	—	(30.0)

Adjusted EBITDA from continuing operations	$686.7	$617.1	$1,944.6	$1,749.3

Total adjusted claims	184.8	186.9	556.6	562.6

Adjusted EBITDA per adjusted claim	$3.72	$3.30	$3.49	$3.11

Note: See Appendix for footnotes.

The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 4

Calculation of Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(per diluted share)
EPS from continuing operations, as reported	$0.66	$0.57	$1.93	$1.60

Non-recurring items:
Medco transaction-related costs (7)	0.03	—	0.03	—
Financing costs (9)	0.05	—	0.05	—
NextRx integration-related costs (4)	—	0.03	—	0.10
Benefit related to client contract amendment (5)	—	—	—	(0.03)

Amortization of:
Legacy intangible assets (6)	0.01	0.01	0.03	0.03

NextRx-related intangible assets (3)	0.04	0.04	0.11	0.10

EPS from continuing operations, adjusted	$0.79	$0.65	$2.15	$1.80

EPS from discontinued operations, as reported	$—	$(0.01)	$—	$(0.04)

Non-recurring items:
Impairment and other charges (10)	—	0.01	—	0.04

EPS from discontinued operations, adjusted	$—	$—	$—	$—

Total EPS, adjusted	$0.79	$0.65	$2.15	$1.79

Note: See Appendix for footnotes.

The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

Table 5

2011 Guidance Information

	Estimated Year Ended December 31, 2011
	(per diluted share)
Reaffirmed adjusted EPS guidance	$2.95	to	$3.05
GAAP items not included in guidance:
Amortization of legacy intangible assets (11)	0.04		0.04
Amortization of NextRx-related intangible assets (12)	0.15		0.15
Effect of proposed merger agreement with Medco Health Solutions, Inc.		TBD

Note: See Appendix for footnotes.

Appendix

Footnotes

(1)

These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than retail claims.
(3)

Amortization of NextRx-related intangible assets include amounts in both revenues and selling, general and administrative expense. Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.9 million net of tax) is included as a reduction to revenue for the three months ended September 30, 2011 and 2010 and $85.5 million ($54.0 million and $53.8 million net of tax in 2011 and 2010, respectively) is included as a reduction to revenue for the nine months ended September 30, 2011 and 2010.

In addition, intangible amortization of $1.6 million ($1.0 million net of tax) is included in selling, general and administrative expense in the three months ended September 30, 2011 and 2010 and $4.8 million ($3.0 million net of tax) is included in selling, general and administrative expense in the nine months ended September 30, 2011 and 2010.

(4)

Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $15.1 million ($9.5 million net of tax) is included in cost of revenues for the three months ended September 30, 2010 and $62.7 million ($39.5 million net of tax) is included in cost of revenues for the nine months ended September 30, 2010.

Additionally, the Company incurred integration-related costs of $12.3 million ($7.7 million net of tax) included in selling, general and administrative expense in the three months ended September 30, 2010 and $22.7 million ($14.3 million net of tax) included in selling, general and administrative expense for the nine months ended September 30, 2010.

(5)

Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for nine months ended September 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(6)

This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.5 million ($5.3 million net of tax) and $8.6 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended September 30, 2011 and 2010, respectively. $25.7 million ($16.2 million net of tax) is included in selling, general and administrative expense for the nine months ended September 30, 2011 and 2010.

(7)

Non-recurring transaction-related costs include those directly related to the proposed acquisition of Medco Health Solutions, Inc., primarily composed of professional fees of $20.3 million ($12.8 million net of tax), included in selling, general and administrative expense for the three months and nine months ended September 30, 2011.

(8)

EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(9)

Financing costs include fees related to the termination of a portion of the bridge loan and amortization of remaining bridge loan fees, and commitment fees related to the new credit agreement secured in conjunction with the proposed acquisition of Medco Health Solutions, Inc. Costs of $42.0 million ($26.4 million net of tax) is included in interest expense in the three months and nine months ended September 30, 2011.

(10)

The Company recorded charges of $8.3 million ($5.2 million net of tax) during the third quarter of 2010, the majority of which reflects one-time costs associated with discontinued operations, including the loss on sale of the Phoenix Marketing Group (“PMG”) business during the quarter. The Company recorded a charge of $28.2 million ($17.7 million net of tax) during the second quarter of 2010, the majority of which reflects the goodwill and intangible asset impairment and the subsequent write-down of assets to fair market value for the PMG business. $5.2 million and $22.9 million is included in “Net loss from discontinued operations, net of tax” on the income statement for the three and nine months ended September 30, 2010, respectively related to these charges.

(11)

This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of approximately $34.2 million will be included in selling, general and administrative expense in 2011.

(12)

This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangible amortization of approximately $114.0 million will be included as a reduction to revenue in 2011. Intangible amortization of $6.5 million will be included in selling, general and administrative expense in 2011.